UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 17, 2007
HEARTLAND PAYMENT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51265	22-3755714

(State or other jurisdiction of	(Commission File No)	(I.R.S. Employer
incorporation or organization)		Identification Number)
90 Nassau Street, Princeton, New Jersey 08542
(Address of principal executive offices) (Zip Code)
(609) 683-3831
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On September 17, 2007, Heartland Payment Systems, Inc. (the “Registrant”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., J.P. Morgan Securities Inc., William Blair & Company, L.L.C., SunTrust Robinson Humphrey, Inc., Robert W. Baird & Co. Incorporated and KeyBanc Capital Markets Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), and certain affiliate stockholders named therein, relating to the issuance and sale by the Registrant of 21,167 shares of its common stock and the sale by such affiliate stockholders of 5,499,500 shares of common stock. The Registrant and the affiliate stockholders also have granted the Underwriters a 30-day option to purchase up to 3,174 and 824,926 additional shares of common stock, respectively.
The offering is being made pursuant to the Registrant’s shelf registration statement on Form S-3 (Registration No. 333-144917) filed with the Securities and Exchange Commission (the “Commission”) on July 27, 2007, including a related prospectus and prospectus supplement that the Registrant filed with the Commission on September 7, 2007.
A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K, and incorporated herein by reference.
Item 8.01. Other Events
The Registrant’s press release announcing the pricing of the offering pursuant to the Underwriting Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit
Number	Description

1.1	Underwriting Agreement, dated September 17, 2007, among Heartland Payment Systems, Inc., and Citigroup Global Markets Inc., J.P. Morgan Securities Inc., William Blair & Company, L.L.C., SunTrust Robinson Humphrey, Inc., Robert W. Baird & Co. Incorporated and KeyBanc Capital Markets Inc., as representatives of the several underwriters named therein, and certain selling stockholders named therein.

99.1	Press Release dated September 17, 2007
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 18, 2007

Heartland Payment Systems, Inc.
(Registrant)
By:	/s/ Robert H.B. Baldwin, Jr.
Robert H.B. Baldwin, Jr.
Chief Financial Officer